SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 19, 2017 (January 18, 2017)

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 644-4982

(Registrant’s telephone number, including area code)

_________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 18, 2017, the Board of Directors of Synovus Financial Corp. (“Synovus”) voted to increase the size of the Board from twelve to thirteen directors and appointed F. Dixon Brooke, Jr. to fill the resulting vacancy, effective immediately.

Mr. Brooke, 68, is the former President and Chief Executive Officer of EBSCO Industries, Inc. (“EBSCO”), a privately-held company with a diverse range of business, including information services, publishing and digital media, outdoor products, real estate, manufacturing and general services. Mr. Brooke served as President and Chief Executive Officer of EBSCO for over eight years and served in various other leadership capacities during his 40 year career with the company. Mr. Brooke currently serves as the Chairman of the advisory board of First Commercial Bank, the Birmingham division of Synovus Bank, as a director of EBSCO and McWane, Inc. and as a director of the non-profit boards of the Alabama Wildlife Federation, the Alabama Symphony Orchestra and the Boy Scouts of America, Central Alabama Council.

There are no arrangements or understandings between Mr. Brooke and any person pursuant to which Mr. Brooke was selected as a director, and there are no actual or proposed transactions between Mr. Brooke or any of his immediate family members and Synovus that would require disclosure under Item 404(a) of Regulation S-K in connection with his appointment as a director of Synovus. The Board of Directors has affirmatively determined that Mr. Brooke qualifies as an independent director as defined by the listing standards of the New York Stock Exchange and the categorical standards of independence set by the Board. At this time, it is not known to which committee(s) of the Board Mr. Brooke will be appointed.

As of the date of his appointment, Mr. Brooke is entitled to receive the compensation and participate in the plans applicable to Synovus’ directors, as set forth more particularly on Exhibit 10.1 to Synovus’ Quarterly Report on Form 10-Q filed with the SEC on May 5, 2016. In addition, Mr. Brooke will enter into Synovus’ standard indemnification agreement, a form of which was filed as Exhibit 10.1 to Synovus’ Current Report on Form 8-K filed with the SEC on July 26, 2007. Except as set forth above, there is no other material plan, contract or arrangement in which Mr. Brooke will participate in connection with his appointment.

The Company issued a press release on January 19, 2017, announcing Mr. Brooke’s appointment to the Board of Directors. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Synovus press release dated January 19, 2017

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)

Dated: January 19, 2017	By:	/s/ Allan E. Kamensky
Allan E. Kamensky
Executive Vice President, General Counsel and Secretary

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